UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) March 30, 2009
ReSearch Pharmaceutical Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52981	20-4322769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Virginia Drive, Fort Washington, PA (Address of principal executive offices)	19034 (Zip Code)
(215) 540-0700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 30, 2009, ReSearch Pharmaceutical Services Netherlands B.V. (“RPS Dutch BV”), a wholly-owned Netherlands-based subsidiary of ReSearch Pharmaceutical Services, Inc. (“RPS”) entered into a definitive share purchase agreement to purchase all of the issued and outstanding shares of Paramax International Inc., a British Virgin Islands-based company operating a clinical research organization subsidiary (Paramax International (Beijing) Inc.) in Beijing and Shanghai, China (“Paramax”) from the shareholder of Paramax. RPS Dutch BV will pay to Paramax’s shareholder consideration comprised of $1 million in cash and 530,973 shares of RPS common stock, par value $0.0001, in exchange for all of the issued and outstanding shares of Paramax. The cash consideration will be satisfied from RPS’ existing cash resources.
The parties agreed to customary representations, warranties, covenants, and closing conditions in the share purchase agreement. In addition, the parties agreed, subject to certain limitations, to indemnify each other for breaches of their respective representations, warranties, obligations, and covenants. The shares issued to Paramax’s shareholder will be held in escrow and released on the three month, one year, and 18 month anniversaries of closing, provided no claims for indemnification are outstanding. The parties have a right to terminate the share purchase agreement under certain circumstances. The transaction is expected to be completed in late May 2009, subject to the satisfaction of certain conditions.
The foregoing description of the share purchase agreement is qualified in its entirety by reference to the full text of the share purchase agreement, attached hereto as Exhibit 99.2.
Item 8.01 Other Events
On March 30, 2009, we issued a press release entitled “RPS Announces Agreement to Acquire Paramax and Expand RPS’ Global Capabilities into China” in which, inter alia, we announced the entry into the share purchase agreement for all of the issued and outstanding shares of Paramax. The press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release dated March 30, 2009.

99.2	Share Purchase Agreement Relating to Paramax International Inc.
The Share Purchase Agreement Relating to Paramax International Inc. (the “Agreement”) contain a brief list identifying all schedules and exhibits to the Agreement. Such schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K and are not filed herewith. The Registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2009	ReSearch Pharmaceutical Services, Inc.
	By:	/s/ Daniel Perlman
Daniel Perlman
Chief Executive Officer and Chairman